Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Phil Marineau, the Chairman and Interim Chief Executive Officer of Shutterfly, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the period ended March 31, 2016 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2016	By:	/s/ Phil Marineau
Phil Marineau
Chairman of the Board and Interim Chief Executive Officer
(Principal Executive Officer)